FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/10/2023

Work Order Item Number:	W2023051000203 - 2898493
Filing Number:	20233187883
Filing Type:	Certificate of Designation
Filing Date/Time:	05/10/2023 07:46:40 AM
Filing Page(s):	7

Indexed Entity Information:

Entity ID: E0523602013-3
Entity Name: Livento Group, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0523602013-3
	Filing Number 20233187883
Secretary of State State Of Nevada	Filed On 05/10/2023 07:46:40 AM
	Number of Pages 7

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Livento Group, Inc. Entity or Nevada Business Identification Number (NVID): NV20131635936
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 05/10/2023 Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: SERIES E PREFERRED STOCK, SERIES F PREFERRED STOCK
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X David Stybr Signature of Officer Date: 05/10/2023

This form must be accompanied by appropriate fees.

Filed in the Office of
Secretary of State
State Of Nevada
Business Number
E0523602013-3
Filing Number
20233187883
Filed On
05/10/2023 07:46:40 AM
Number of Pages
7

CERTIFICATE OF DESIGNATIONS OF LIVENTO
ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RIGHTS OF SERIES D
CONVERTIBLE PREFERRED STOCK

Livento Group, Inc. (NUGN), a corporation organized and existing under the laws of the State of Nevada (the "**Corporation**"), hereby certifies that the Court Appointed Custodian and Board of Directors of the Corporation (the "**Board of Directors**" or the "**Board**"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's Preferred Stock, par value $0.0001 per share (the "**Preferred Stock**"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

SERIES E PREFERRED STOCK

The designation of the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to the Series E Preferred Stock are as follows:

1. Designation and Number of Shares. This series of Preferred Stock shall be designated as "Series E Preferred Stock" and the number of shares of such series shall be 40,000 shares, $0.0001 par value per share.

2. Stated Value. The stated value of the Series E Preferred Stock shall be $10.00 per share.

3. Dividends and Preference on Liquidation. There are no dividends and in the event of any voluntary or involuntary liquidation dissolution or winding up of the corporation each share of Series E has a value of $10.00 per share.

4. Voting Rights. The holder of the shares of the Series E Preferred has no voting rights on corporate matters until they are converted into common shares, at which time, they will have the same voting rights as all common stock Shareholders.

5. The Preferred Series E stock shall convert into common stock, at the election of the holder, by the delivery of a Conversion Notice to the Company and/or the Company's Transfer Agent. The number of common shares to be delivered to Holder shall be calculated by Dividing the Stated Value of the Preferred Shares being Converted by 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%).

6. "Market Price" means the average of the three lowest prices at which the Common Stock was traded on the OTC Link® ATS, or other applicable trading market, as reported by a reliable quotation service during the 30 Trading Days immediately preceding the Conversion Date.

7. No conversion of any issued shares of Series E Convertible Preferred into common stock shall be allowed where the holder's beneficial ownership in Common Stock would exceed 4.9% of the then issued and outstanding shares of common stock as reported by the Company's transfer agent, unless the Company ceases to become obligated to file periodic reports with the commission, in which case the percentage limitation shall be increased to 9.9% of the issued and outstanding shares of common stock.

8. Consolidation or Change Authorized or Corporate Action Reducing or Increasing Stock. The shares of Series E Preferred Stock shall not be effected by or subject to adjustment following any change to the amount of authorized shares of Common Stock or the amount of Common Stock issued and outstanding caused by any split or consolidation of the corporation's Common Stock.

9. Redemption: None. No holder of the shares of Series E Preferred Stock shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the Corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares whether now or hereafter authorized, other than the right to convert as described in this Designation. All shares are to be non-assessable.

Date: 05/04/2023

David Stybr/CEO

ANNEX A
NOTICE OF CONVERSION

The undersigned holder elects to convert _____________ shares of Series E Convertible Preferred Stock of Livento Group, Inc, a Nevada Corporation (the "**Company**"), into shares of common stock (the "**Common Stock**") of the Company according to the designations, rights and preferences of the Series E Convertible Preferred Stock as follows:

Date of Conversion	______________________
No. of Shares of Series E Convertible Preferred Stock being Converted	______________________
Conversion Calculation	______________________
No. of Shares of Common Stock Being Issued	______________________
Name of Holder	______________________

Signature of Holder ______________________

Filed in the Office of	Business Number E0523602013-3
FVAguilar	Filing Number 20233187883
Secretary of State State Of Nevada	Filed On 05/10/2023 07:46:40 AM
	Number of Pages 7

CERTIFICATE OF DESIGNATIONS OF LIVENTO
ESTABLISHING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RIGHTS OF SERIES D
CONVERTIBLE PREFERRED STOCK

Livento Group, Inc. (NUGN), a corporation organized and existing under the laws of the State of Nevada (the "**Corporation**"), hereby certifies that the Court Appointed Custodian and Board of Directors of the Corporation (the "**Board of Directors**" or the "**Board**"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's Preferred Stock, par value $0.0001 per share (the "**Preferred Stock**"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

SERIES F PREFERRED STOCK

The designation of the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to the Series F Preferred Stock are as follows:

1. Designation and Number of Shares. This series of Preferred Stock shall be designated as "**Series F Preferred Stock**" and the number of shares of such series shall be 75,000 shares, $0.0001 par value per share.

2. Stated Value. The stated value of the Series F Preferred Stock shall be $10.00 per share.

3. Dividends and Preference on Liquidation. There are no dividends and in the event of any voluntary or involuntary liquidation dissolution or winding up of the corporation each share of Series F has a value of $10.00 per share.

4. Voting Rights. The holder of the shares of the Series F Preferred has no voting rights on corporate matters until they are converted into common shares, at which time, they will have the same voting rights as all common stock Shareholders.

5. The Preferred Series F stock shall convert into common stock, at the election of the holder, by the delivery of a Conversion Notice to the Company and/or the Company's Transfer Agent. The number of common shares to be delivered to Holder shall be calculated by Dividing the Stated Value of the Preferred Shares being Converted by 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%). "Market Price" means the average of the 3 lowest prices at which the Common Stock was traded on the OTC Link® ATS, or other applicable trading market, as reported by a reliable quotation service during the 20 Trading Days immediately preceding the Conversion Date.

6. No conversion of any issued shares of Series F Convertible Preferred into common stock shall be allowed where the holder's beneficial ownership in Common Stock would exceed 4.9% of the then issued and outstanding shares of common stock as reported by the Company's transfer agent, unless the Company ceases to become obligated to file periodic reports with the commission, in which case the percentage limitation shall be increased to 9.9% of the issued and outstanding shares of common stock.

7. Consolidation or Change Authorized or Corporate Action Reducing or Increasing Stock. The shares of Series F Preferred Stock shall not be effected by or subject to adjustment following any change to the amount of authorized shares of Common Stock or the amount of Common Stock issued and outstanding caused by any split or consolidation of the corporation's Common Stock.

8. Redemptions at the Option of the Company. For the first 180 days after the Issuance Date, the Company may at any time and from time to time, redeem, out of funds legally available therefor, all or any portion of the Series F Preferred Shares held by such holder by delivering to the Holder written notice of the Company's Redemption of the shares. Upon any such redemption, the Corporation shall pay a price per Series F Preferred Share with respect to which such redemption requests have been made in cash equal to the Series F Liquidation Value thereof. "Liquidation Value" of any Series F Preferred Share as of any particular date shall mean Stated Value plus the Applicable Premium. The Applicable Premium shall be Stated value times 30% for the first 90 days after the Issuance date; and from 91 days after the Issuance Date on 40%. Issuance date shall be the date on which the Preferred Shares being redeemed were issued. The Company shall mail or email written notice of each redemption of Series F Preferred shares, with the Notice indicating how many Series C shares are being redeemed. The Company may not exercise the Redemption at the Option of the Company after a holder submits a Notice of Conversion on the shares being converted and a Holder may not submit a Notice of Conversion after receipt of a Notice of Redemption at the Option of the Company, unless the Company fails to pay by Wire transfer the Liquidation Value to the Holder within 5 trading days of Holder's receipt of the Notice of Redemption at the Option of the Company. Upon receipt of a Notice of Redemption from the Company more than 180 days from the Issuance date, the Redemption shall only be effective if the Holder Notifies the Company that the Holder accepts the Redemption and allows the Company to Redeem the Shares.

9. Example Conversion. Assume the Average of the 3 low Prices of Common Stock is $1.00 for the 20 Trading Days immediately preceding the Conversion Date and that a Holder is converting 10,000 shares. The Number of Common Shares to be delivered is 142,857 Calculated as follows: $100,000 Stated Value of Shares Converted / ($1 x .70).

Date: 05/04/2023

____

David Stybr/CEO

ANNEX A
NOTICE OF CONVERSION

The undersigned holder elects to convert _____________ shares of Series F Convertible Preferred Stock of Livento Group, Inc, a Nevada Corporation (the "**Company**"), into shares of common stock (the "**Common Stock**") of the Company according to the designations, rights and preferences of the Series F Convertible Preferred Stock as follows:

Date of Conversion	______________________
No. of Shares of Series F Convertible Preferred Stock being Converted	______________________
Conversion Calculation	______________________
No. of Shares of Common Stock Being Issued	______________________
Name of Holder	______________________

Signature of Holder ______________________